UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2006

Bottling Group, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-80361-01	13-4042452
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 Pepsi Way, Somers, New York		10589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 767-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 19, 2006, Eric J. Foss was appointed to serve as Principal Executive Officer of Bottling Group, LLC (the "Company"). Mr. Foss succeeds John T. Cahill.

Mr. Foss, 48, has also been elected President and Chief Executive Officer of The Pepsi Bottling Group, Inc. ("PBG"), of which the Company is the principal operating subsidiary. Mr. Foss most recently served PBG as its Chief Operating Officer, a position to which he was named in September 2005. Prior to that, he served as President of PBG North America. Mr. Foss joined Pepsi-Cola Company in 1982 and held a variety of increasingly responsible field and headquarters-based sales, marketing and general management positions. Mr. Foss serves on the Board of Directors of United Dominion Realty Trust, Inc. and on the Industry Affairs Council of the Grocery Manufacturers of America.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bottling Group, LLC

July 21, 2006	By:	David Yawman

Name: David Yawman
Title: Managing Director-Delegatee